Exhibit 10.1

MODIFICATION NO. 1 TO
LOAN AND SECURITY AGREEMENT

This Modification No. 1 to Loan and Security Agreement (this "Modification") is entered into as of March 17, 2017 (such date, the "Modification Date") by and between Partners for Growth IV, L.P., a Delaware limited partnership with its principal place of business at 1660 Tiburon Blvd., Suite D, Tiburon California 94920 ("PFG") and ActiveCare, Inc., a Delaware corporation with its principal place of business at 1365 West Business Park Drive, Suite 100, Orem, UT 84058 ("Borrower").

WHEREAS, PFG and Borrower entered into that certain Loan and Security Agreement dated as of February 19, 2016 (the "Loan Agreement") and certain other Security Documents (as defined below), pursuant to which PFG has made available credit to Borrower in the maximum aggregate principal amount of $4,500,000 of which $2,634,007.09 is outstanding on the Modification Date (before giving effect to a payment due on March 1, 2017 in the amount of $41,666.67;

WHEREAS, PFG and Borrower entered into that certain Forbearance under Loan and Security Agreement dated as of September 9, 2016, pursuant to which PFG agreed to forbear from exercising remedies under the Loan Agreement due to Borrower's "Specified Defaults" as defined therein until the earlier to occur of October 31, 2016 and certain therein-specified Termination Events (the "Original Forbearance");

WHEREAS, PFG and Borrower entered into an extension of the Original Forbearance on or about November 1, 2016 extending PFG's forbearance under the Loan Agreement due to Borrower's "Continuing Defaults" (as defined therein) until the earlier to occur of December 31, 2016 and certain therein-specified Termination Events;

WHEREAS, PFG and Borrower entered into a further extension of the Original Forbearance as of December 31, 2016 extending PFG's forbearance under the Loan Agreement due to Borrower's "Continuing Defaults" (as defined therein) until the earlier to occur of February 15, 2017 and certain therein-specified Termination Events (the "Last Expiring Forbearance");

WHEREAS, PFG and Borrower entered into that certain Amendment of Forbearance Extension under Loan and Security Agreement on February 15, 2017, extending the specified date for expiry of PFG's forbearance until March 31, 2017 (the "Forbearance Extension Amendment" and, collectively with the Original Forbearance and all subsequent forbearance extensions, the "Forbearance").

WHEREAS, Borrower has asked PFG to extend an additional short-term loan to it (the "Additional Loan") on a short-term basis to bridge it to compliance with the Loan Agreement and PFG has agreed to modify the Loan Agreement to provide for the additional credit upon the terms and conditions set forth herein;

NOW THEREFORE, the parties hereby agree as follows:

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND COLLATERAL:  Borrower is indebted to PFG for Obligations pursuant to the Loan Documents, as set forth in the Recitals. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement and in an Intellectual Property Security Agreement and other documents of even date therewith. The above-described security documents, together with all other documents securing repayment of the Obligations, shall be referred to herein as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the "Existing Loan Documents".

2. RATIFICATIION OF EXISTING LOAN DOCUMENTS; FURTHER ASSURANCES.  Borrower (a) acknowledges and agrees that (i) each of the Existing Loan Documents remain in full force and effect in accordance with the original terms, except as expressly modified hereby, (ii) the Liens granted by the Borrower to PFG under the Existing Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Modification, and PFG's priority with respect thereto shall not be affected hereby or thereby, (iii) the Loan Agreement and the other Existing Loan Documents shall continue to secure all Obligations as stated therein; and (iv) notwithstanding anything to the contrary set forth herein, the Liens and priority of PFG under the Existing Loan Documents shall extend to the Additional Loan in all respects (regardless of any additional Security Instruments PFG may file in respect of the Additional Loan); (b) ratifies, reaffirms, restates and incorporates by reference all of its representations, warranties, covenants, and agreements made under the Existing Loan Documents; (c) Borrower hereby ratifies, confirms, and reaffirms that the Obligations include, without limitation, the Loans, and any future modifications, amendments, substitutions or renewals thereof; (d) has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against PFG or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of PFG, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Modification and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the terms or conditions of the Existing Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with any of the Existing Loan Documents; and (e) shall, from and after the execution of this Modification, execute and deliver to PFG whatever additional documents, instruments, and agreements that PFG may reasonably require in order to perfect the Collateral granted in the Loan Agreement more securely in PFG and to otherwise give effect to the terms and conditions of this Modification. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

3. MODIFICATION OF LOAN AGREEMENT. As from the Modification Date, a new schedule reflecting the Additional Loan is incorporated into the Loan Agreement as "Schedule 3", in the form appended as Exhibit I hereto.

4. ACKNOWLEDGMENT OF SPECIFIED DEFAULTS; CONTINUED FORBEARANCE. Borrower acknowledges that it is currently in default under the Loan Agreement due to the Specified Defaults.  Borrower hereby acknowledges and agrees that nothing in this Section or anywhere in this Modification shall be deemed or otherwise construed as a waiver by PFG of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise. The Loan Agreement, as amended, shall continue in full force and effect, subject only to the Forbearance.

5. BORROWERS' REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that:
(a) immediately upon giving effect to this Modification (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent qualified in the updated Representations deliverable to PFG on or before the Modification Date), and (ii) no Event of Default has occurred and is continuing, other than the Specified Defaults;

(b) Borrower has the corporate power and authority to execute and deliver this Modification and to perform its obligations under the Existing Loan Documents, as amended by this Modification;
(c) the Constitutional Documents of Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
(d) this Modification and Borrower's incurrence of the Additional Loan has been duly authorized, executed and delivered by Borrower and (i) constitutes the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights; and (ii) does not conflict with any law or regulation or judgment or the Constitutional Documents of Borrower, or any agreement or document to which Borrower is a party or which is binding upon it or any of this assets; and (iii) does not require any authorization, approval, consent (including stockholder or member consent) of any Person, or any license or registration in any jurisdiction, for its lawful authorization, execution, performance, validity or enforceability, except to the extent such authorization, approval, consent (including stockholder or member consent) of any Person, license or registration is secured on or prior to the Modification Date and provided to PFG;
(e) as of the date hereof, Borrower has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG.  Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Modification and in connection with the Existing Loan Documents;
(f) with respect to any Loan Documents binding upon a Person not party to this Modification, each such Person has been apprised of this Modification, has consented to Borrower's execution and delivery of this Modification and, to the extent not executed concurrently with this Modification (or as a condition subsequent hereto), has agreed if so requested by PFG to promptly execute and deliver to PFG a reaffirmation of its obligations under any Existing Loan Documents to which it is a party or is bound;
(g) the IP Security Agreements disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property (as defined in said IP Security Agreement) or Borrower has included revised and updated Intellectual Property schedules as part of an update to the Representations required in Section 7.8 of this Modification;
(h) Borrower has given notice of the Additional Loan to the Persons who have subordinated their Indebtedness to PFG in connection with the Loan Agreement and it has no reason to believe that any such holders of Subordinated Debt would object to the subordination of their Indebtedness to the Obligations, including the Additional Loan;
(i) Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations last delivered to PFG.
Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

6. CONDITIONS.  The effectiveness of this Modification is conditioned upon each of:

6.1 Execution and Delivery.  Borrower shall have duly executed and delivered a counterpart of this Modification to PFG.
6.2 Constitutional and Authority Documents. To the extent the Constitutional Documents of Borrower may have been modified or superseded or are no longer accurate since the Effective Date of the Loan Agreement, PFG shall have received copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof, (ii) any necessary resolutions of Borrower authorizing the execution and delivery of this Modification, the other documents executed in connection herewith and Borrower's performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower.
6.3 Modification Fee. Borrower shall have paid PFG a fee in consideration of this Modification in the amount of $3,000 (the "Modification Fee"), provided that the Modification Fee shall be reduced pro rata to the extent the Additional Loan is less than the $300,000 maximum principal amount. For example, if Borrower raises only $200,000 in matching funds, and (as a result) the Additional Loan principal is $200,000, then the Modification Fee would be $2,000.
6.4 Deferred Fee. As a condition subsequent, Borrower shall have paid a monthly fee of $50,000, the first such monthly fee earned on the Modification Date and each subsequent monthly fee earned on the corresponding day (without regard for whether it is a Business Day) of each subsequent month that the Additional Loan (or any part thereof) remains outstanding and unrepaid (the "Deferred Fee"). The Deferred Fee shall be due at the earlier of when the Additional Loan is repaid and the Maturity Date (as set forth in Schedule 3, appended hereto as Exhibit I). For purposes of calculating the Deferred Fee, a month shall be considered to consist of 30 days. For example only, if the Modification Date were March 15, 2017, a fee of $50,000 would be due if the Loan is repaid on March 16, 2017, one day following the disbursement of the Additional Loan by PFG. If the Additional Loan were repaid on April 13, 2017, the Deferred Fee payable would still equal $50,000, but it were repaid on April 15, 2017, an additional $50,000 in Deferred Fee would be payable. The monthly amount of Deferred Fee shall be reduced pro rata to the extent that the Additional Loan is less than $300,000. For example, if Borrower raises only $150,000 in matching proceeds (as contemplated under Section 6.7), then the monthly Deferred Fee amount would be $25,000.
6.5 Lender Expenses. Borrower shall have paid PFG all invoiced and unpaid fees and Lender Expenses, including fees and Lender Expenses in connection with this Modification.
6.6 Matching Equity and/or Subordinated Debt Proceeds. Borrower shall have received the quantum of matching cash proceeds received by Borrower from its investors as from March 1, 2017 and prior to the Modification Date from the sale of Borrower's equity or Subordinated Debt in contemplation of this Modification for which it requests Schedule 3 Loan.
The failure of any of the conditions set forth in this Section 6 specified to be satisfied after the Modification Date shall constitute an immediate Event of Default.

7. RELEASE.  FOR AND IN CONSIDERATION OF PFG'S AGREEMENTS CONTAINED HEREIN, BORROWER, TOGETHER WITH ITS, SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, "RELEASORS") HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES PFG AND EACH OF ITS RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE "RELEASED PARTIES") FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE EFFECTIVE DATE THAT ANY OF THE RELEASORS MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING DIRECTLY OR INDIRECTLY FROM THE LAWSUIT, ANY PRIOR OR EXISTING LOANS BETWEEN RELEASORS AND RELEASED PARTIES, ANY OF THE EXISTING LOAN DOCUMENTS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE EXISTING LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS MODIFICATION, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.  EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH MAY PROVIDE IN SUBSTANCE: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR." EACH OF THE RELEASORS UNDERSTANDS THAT THE FACTS WHICH IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND THAT INFORMATION WHICH IS NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED.  EACH OF THE RELEASORS ACCEPTS THIS POSSIBILITY, AND EACH OF THEM ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED; AND EACH OF THEM FURTHER AGREES THAT THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION. By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by PFG with respect to the facts underlying this release or with regard to any of such party's rights or asserted rights. Borrower acknowledges that (i) this release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release, and (ii) Borrower acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Modification, and that PFG would not have done so but for PFG's expectation that such release is valid and enforceable in all events. Borrower hereby represents and warrants to and covenants with PFG, and PFG is relying thereon, as follows: (u) except as expressly stated in this Modification, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Modification; (v) Borrower has made such investigation of the facts pertaining to this Modification and all of the matters appertaining thereto, as it deems necessary; (w) the terms of this Modification are contractual and not a mere recital; (x) this Modification has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Modification is signed freely, and without duress, by Borrower; (y) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released; and (z) Borrower shall indemnify PFG, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8. ADVICE OF COUNSEL. PFG and Borrower have prepared this Modification and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel.  Accordingly, all of them shall be deemed to have been drafted by PFG and Borrower and shall not be construed against the PFG or Borrower.
9. ILLEGALITY OR UNENFORCEABILITY.  Any determination that any provision or application of this Modification is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Modification.
10. INTEGRATION; CONSTRUCTION.  This Modification, including Schedule 3 appended, the Loan Agreement and the Existing Loan Documents (as modified) and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The Existing Loan Documents are hereby amended wherever necessary to reflect the modifications set forth in this Modification. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. This Modification is subject to the General Provisions of Section 8 of the Loan Agreement, which provisions are incorporated by reference herein.

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This Modification is executed as of the date first written above.

Borrower: ActiveCare, Inc. By /s/ Jeffrey Peterson Name Jeffrey Peterson Title: CEO or President By /s/ Eric L. Robinson Name Eric L. Robinson Title: Secretary or CFO	PFG: PARTNERS FOR GROWTH IV, L.P. By /s/ Andrew Kahn Name: Andrew Kahn Title: Manager, Partners for Growth IV, LLC, its General Partner

Partners For Growth
Schedule 3 to
Loan and Security Agreement

Borrower:  ActiveCare, Inc. a Delaware corporation
Address:     1365 West Business Park Drive, Suite 100, Orem, UT 84058
Modification Date: March 17, 2017
This Schedule 3 forms an integral part of the Loan and Security Agreement between PARTNERS FOR GROWTH IV, L.P. and the above-borrower, as amended by Modification No. 1 to Loan and Security Agreement (the "Modification") dated the Modification Date. The "Schedule 3" Loan means the Loan reflected in this Schedule 3.

1.  CREDIT LIMIT
(Section 1.1): The Schedule 3 Loan consists of a term loan in the maximum principal amount of the lesser of (i) $300,000 and (ii) the quantum of matching cash proceeds received by Borrower from its investors as from March 1, 2017 and prior to the Modification Date from the sale of Borrower's equity or Subordinated Debt in contemplation of this Modification, which Schedule 3 Loan amount shall be disbursed by PFG within the later to occur of (x) the Business Day following the Modification Date and (y) the Business Day following the Business Day on which the conditions set forth in Section 9 of this Schedule 3 have been satisfied by Borrower. For instance (as to Loan amount), if Borrower receives $250,000 in proceeds of equity sales and/or Subordinated Debt the day prior to the Modification Date, then the Schedule 3 Loan amount would be $250,000.
Repayment:  Interest only, payable monthly, with principal and all other Schedule 3 Loan Obligations due at the Maturity Date set forth in Section 4 of this Schedule.

2. INTEREST.

Interest Rate (Section 1.2):

     Current Cash Interest: The Loan shall bear interest at a per annum rate equal to 12.25%, fixed.

Daily interest shall be calculated on the basis of a 360-day year and charged for the actual number of days elapsed in any calendar month. Accrued interest for each month shall be payable monthly, on the first day of each month for interest accrued during the prior month.

3.  FEES (Section 1.3):

Loan Fee: The Modification Fee under the Modification, payable concurrently.

           Deferred Interest: As set forth in the Modification.

4.  MATURITY DATE
(Section 5.1):  May 31, 2017.

5.  FINANCIAL COVENANTS
(Section 4.1): The financial covenants set forth in Section 5 of Schedules 1 and 2 are incorporated by reference herein.

6.  REPORTING.
      (Section 4.4):
The Reports required under Section 6 of Schedules 1 and 2 are incorporated by reference herein.

7.  BORROWER INFORMATION:

Borrower represents and warrants that the information set forth in the Representations and Warranties of Borrower last delivered to PFG is true and correct as of the Modification Date.

8.  ADDITIONAL PROVISIONS

The Additional Provisions set forth in Section 8 of Schedules 1 and 2 are incorporated by reference herein.

9.  CONDITIONS

In addition to any other conditions to the Schedule 3 Loan set out in the Modification, PFG will not make any Loan until PFG shall have received from Borrower, in form and substance satisfactory to PFG, such documents, and completion of such other matters, as PFG may reasonably deem necessary or appropriate, including that there shall be no discovery of any facts or circumstances which would, as determined by PFG in its sole discretion, negatively affect or be reasonably expected to negatively affect the collectability of the Obligations, PFG's security interest in Borrower's Collateral or the value thereof. Notwithstanding the foregoing, Borrower agrees to deliver to PFG each item required to be delivered to PFG in this Schedule as a condition to the Schedule 3 Loan. Borrower expressly agrees that any Schedule 3 Loan made prior to the receipt by PFG of any such item shall not constitute a waiver by PFG of Borrower's obligation to deliver such item, and the making of any Schedule 3 Loan in the absence of a required item shall be in PFG's sole discretion. Without limiting the foregoing, as conditions precedent to the Schedule 3 Loan, Borrower shall provide:
(i)
duly executed original signatures of Borrower to the Modification, this Schedule, the Reaffirmation of Intellectual Property Security Agreement and related Collateral Agreements and Notices, a Subordination Agreement between PFG and any Persons who provide proceeds matching the Schedule 3 Loan in the form of Indebtedness;

(ii)	to the extent that Borrower's Constitutional Documents have changed since the Effective Date of the Loan Agreement, any and all such amendments or restatements;
(iii)
A Certificate of Incumbency and a Secretary's Certificate certifying the Constitutional Documents of Borrower and resolutions of the Board of Borrower authorizing the Schedule 3 Loan and the execution, delivery and performance of the Modification and such related documents to which Borrower is a party;

(iv)	payment of the Fees specified in Section 3 of this Schedule and the Modification and Lender Expenses incurred in connection with the Modification and Schedule 3 Loan;
(v)	any third party consents required in order for Borrower to enter into and perform the Modification; and
(vi)
Borrower shall have certified to PFG in writing the amount of matching proceeds received under Section 1 of this Schedule 3 (which certification may be part of the Secretary's Certificate referenced in clause (iii) of this Schedule 3.

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Borrower: ACTIVECARE, INC. By /s/ Jeffrey Peterson President or Vice President By /s/ Eric L. Robinson Secretary or Ass't Secretary	PFG: PARTNERS FOR GROWTH IV, L.P. By /s/ Andrew Kahn Name: Andrew Kahn Title: Manager, Partners for Growth IV, LLC Its General Partner